INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in Registration Statement No. 333-36353 of French Fragrances, Inc. on Form S-3 of our report dated March 31, 1998 appearing in this Annual Report on Form 10-K of French Fragrances, Inc. for the year ended January 31, 1998.

DELOITTE & TOUCHE LLP

Miami, Florida
April 10, 1998